UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2007

Avigen, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 748-7150

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On March 26, 2007, Daniel Vapnek, a member of the Board of Directors (the “Board”) of Avigen, Inc. (the “Company”), notified the Company that he declines to stand for re-election for the Board at the 2007 Annual Meeting of the Stockholders of the Company. Mr. Vapnek notified the Company that he would continue his current service on the Board until the 2007 Annual Meeting of the Stockholders of the Company.

     In connection with Mr. Vapnek’s declining to stand for reelection, the Board determined to reconstititue the committees of the Board as follows, to be effective on the date of the 2007 Annual Meeting of the Stockholders:

Audit Committee:

Jan K. Öhrström, M.D.
Zola Horovitz, Ph.D.
John K. A. Prendergast, Ph.D.

Compensation Committee:

Yuichi Iwaki, M.D., Ph.D.
John K. A. Prendergast, Ph.D.
Richard J. Wallace

Corporate Governance and Nominating Committee:

Stephen Dilly, M.B.B.S., Ph.D.
Jan K. Öhrström, M.D.
Zola Horovitz, Ph.D.
Yuichi Iwaki, M.D., Ph.D.
John K. A. Prendergast, Ph.D.
Richard J. Wallace

Dr. Prendergast remains the Chairperson of all three committees.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVIGEN, INC.
(Registrant)

Date: March 28, 2007	/s/ M. Christina Thomson
M. Christina Thomson
Vice President, Corporate Counsel and Secretary